                                                                                Exhibit 10.46
FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST LEASE AMENDMENT is made and entered into this 17th day of February, 2000 among BSRT Phoenix Business Park, L.L.C., as Landlord, and LightNetworks, Inc., a Georgia Corporation as Tenant.

WITNESSETH

WHEREAS, Landlord and Tenant entered into a Lease Agreement (“Lease”) for the use and occupancy of the certain premises (the “Premises”) by Tenant located in Phoenix Business Park, 2700 N.E. Expressway, Building B, Suite B-900, Atlanta, GA 30345 (the “Building”) dated January 13, 2000; and

WHEREAS, Landlord and tenant do hereby intend to amend and modify the Lease as herein set forth.

NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein the received insufficiency which are hereby acknowledged, the parties hereto agree as follows:

1.	Expansion

Effective February 15, 2000 Tenant will add to the Premises approximately 5198 rentable square feet known as Suite B-700, Exhibit “A” attached. For the purposes of this Lease, tenant’s Premises shall now be defined as 31,576 rentable square feet.

2.	Expansion Space Lease Term

The Lease Term for the expansion space shall commence February 15, 2000 and expire at the same time as the main space, Suite B-900 expires, at the end of the sixty sixth (66th) month of the Lease term as described and defined in the Lease.

3.	Expansion Space Rent Schedule

February 15, 2000- February 29, 2000	$1,786.81/half month
March 1, 2000- Month 18 (as defined in the Lease)	$3,573.63/month
Month 19- Month 30 (as defined in the Lease)	$3,681.92/month
Month 31- Month 42 (as defined in the Lease)	$3,790.21/month
Month 43- Month 54 (as defined in the Lease)	$3,902.83/month
Month 55- Month 66 (as defined in the Lease)	$4,024.12/month

4.	Expansion Space Security Deposit

Upon the execution of this First Amendment to Lease Agreement, Tenant shall pay to Landlord an amount of $3,573.63 which shall be added to and made a part of Tenant’s Security Deposit as defined in the Lease.

5.	Expansion Space Premises

Lessor, at an expense not to exceed $15.00/SF ($77,790.00) (“Improvement Allowance”) and no later than September 30, 2000 shall complete improvements to the Premises per mutually agreed upon construction drawings. Said Improvement Allowance shall go toward the cost of Lessee’s improvements, architectural fees and a construction management fee equal to five percent (5%) of said costs. The Improvement Allowance may not be used to pay for non-construction items, such as rent, moving expenses, furniture or telecommunications equipment. Should the actual improvement costs exceed the Improvement Allowance, Lessee shall pay Lessor said excess amount within 30 days of the receipt of an invoice from Lessor for said amount. Notwithstanding Lessor at Lessor’s expense, and at an expense not to be part of the Improvement Allowance shall replace all HVAC units.

6.	Expansion Space Irrevocable Letter of Credit

As part of the First Amendment to Lease Agreement, Lessee shall provide Lessor an Irrevocable Letter of Credit (“L.C.”), which is assignable, acceptable to Lessor in the amount of $40,000.00 (forty thousand dollars and no cents) within thirty (30) days of the execution of this Amendment. Provided Lessee is not in default of the Lease, the L.C. will be reduced to $20,000.00 (twenty thousand dollars and no cents) at the end of the 36th month of the Lease term and reduced to 0.00 at the end of the 48th month of the Lease term. A copy of the L.C. is to be attached to and made part of this Amendment as Exhibit “B”.

Exhibit “B”

L.C. (to be attached)

Except as expressly amended or modified hereby, the terms and conditions of the First Amendment to Lease Agreement, as amended, shall be and remain in full force and effect and are hereby confirmed by Landlord and Tenant.

The terms and conditions of this First Amendment shall inure to the benefit of, and be binding upon, the successors, assigns and legal representative of the parties hereto.

LESSOR: BSRT Phoenix Business Park L.L.C.

By: BSRT PORTFOLIO CORP., its managing member

By: /s/________________________________________
Vice President

LESSEE:  LightNetworks, Inc.
By: Joseph Phillips
Title   Leasing Administrator
Attest:_________________________________________

{CORPORATE SEAL}